ARTICLES OF ASSOCIATION
of
OYSTER RISK SOLUTIONS LIMITED
(Company Number 6144421)

TABLE OF CONTENTS

Company Number: 6144421

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OYSTER RISK SOLUTIONS LIMITED

1 DEFINITIONS AND INTERPRETATION

1.1 Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 and by The Companies Act 1985 (Electronic Communications) Order 2000 and the Companies (Tables A to F) (Amendment) Regulations 2007 ("**Regulations**") shall apply to the Company save in so far as they are inconsistent with these Articles.

1.2 In these Articles, the following definitions apply

"**Accounts**" means, in respect of any Financial Year, the audited consolidated accounts of the Accounting Group for that Financial Year (comprising a consolidated balance sheet and a consolidated profit and loss account).

"**Accounting Group**" means the Company, its subsidiaries and any subsidiary undertakings from time to time (other than a subsidiary or subsidiary undertaking which under the provisions of the Act is not required to be included and which is not included in the consolidated accounts prepared by the Company)

"**Act**" means the Companies Act 1985 including any statutory modification or re-enactment of it for the time being in force and those provisions of the Companies Act 2006 which are currently in force.

"**Acting in Concert**" has the meaning ascribed to it by the City Code on Takeovers and Mergers as in force and construed at the date of adoption of these Articles

"**Articles**" means these articles of association as from time to time altered and the expression "**Article**" shall be construed accordingly

"**Auditors**" means the auditors for the time being of the Company

"**BNH**" means Broker Network Holdings plc (Company Number 05044510)

"**BNH Consent**" means the consent or approval of the BNH Director(s) (including any conditions to which such consent or approval is subject) given in writing

"**BNH Director(s)**" means the director(s) appointed pursuant to Article 16 as the BNH Director(s)

"**Board**" means the board of directors of the Company from time to time (including the BNH Director(s), if any shall have been appointed) or the Directors present at a duly convened and quorate meeting of the Board

"**Business Day**" means 9 00 am to 5 00 pm on any day on which clearing banks are open for business in London other than a Saturday or Sunday or a bank or public holiday

"**Cessation Date**" means

(a) where a contract of employment, contract for services or directorship is terminated by the employer by giving notice to the employee of the termination of the employment, engagement or directorship, the date of that notice (whether or not a payment is made by the employer in lieu of all or part of the notice period required to be given by the employer in respect of such termination),

(b) where a contract of employment, contract for services or directorship is terminated by the employee by giving notice to the employer of the termination of the employment, the engagement or directorship, the date of that notice,

(c) where an employer or employee/consultant wrongfully repudiates a contract of employment or contract for services and the other accepts that the contract of employment or contract for services has been terminated, the date of such acceptance, and

(d) where a contract of employment, contract for services or directorship is terminated for any reason other than in the circumstances set out in paragraphs (a) to (c) above, the date on which the action or event giving rise to the termination occurs

"**Chairman**" means the chairman of the Board appointed pursuant to Article 16

"**Connected Persons**" shall have the meaning provided by section 839 of the Income and Corporation Taxes Act 1988

"**Controlling Interest**" in relation to a person means the ownership by that person and his or its Connected Persons of Shares carrying the right to more than 50 per cent of the total number of votes which may be cast on a poll at a general meeting of the Company

"**Deed of Adherence**" means a deed of adherence in the form required by the Board including the BNH Director(s)

"**Deemed Transfer Notice**" means a notice deemed to have been given in relation to any Shares

"**Director**" means any director of the Company for the time being

"**Financial Year**" means a financial year or other period in respect of which the Company prepares its accounts in accordance with the relevant provisions of the Act

"**Group**" means the Company and its subsidiary undertakings from time to time and "**Group Company**" means any one of them

"**holder**" in relation to Shares, means the member whose name is entered in the register of members as the holder of such Shares.

"**Issue Price**" means the amount paid up or credited as paid up (including any premium on issue) on a Share

"**Majority Shareholders**" means the holders for the time being of 75 per cent or more of the Shares

"**Market Value**" means the price payable for any Shares determined pursuant to Article 10

"**Member**" means a person for the time being registered in the register of members as the holder of any Shares

"**Ordinary Shares**" means the ordinary shares of £1 each in the capital of the Company

"**Permitted Transfer**" means a transfer of Shares permitted by Article 8.

"**Recognised Investment Exchange**" shall have the same meaning as is provided by section 285(1) of the Financial Services and Markets Act 2000

"**Seller**" has the meaning given to it in Article 9 1(a)

"**Share(s)**" means shares in the capital of the Company of any class from time to time

"**Transfer Notice**" means a notice given or deemed to have been given in relation to any Shares as specified in Article 9 1(a)

"**Valuers**" means the Auditors unless

(a) a report on Market Value is to be made pursuant to a Deemed Transfer Notice and, within 21 days after the date of the Deemed Transfer Notice, the relevant vendor of Shares notifies the Board in writing that it objects to the Auditors making that report, or

(b) the Auditors decline an instruction to report on Market Value

when the Valuers for the purpose of that report shall be a firm of chartered accountants agreed between the relevant vendor and the Board or, in default of agreement within 20 Business Days after the event referred to in (a) above or this (b) appointed by the President of the Institute of Chartered Accountants in England and Wales on the application of the relevant vendor or the Board

1 3 In these Articles, where the context admits

(a) words and phrases which are defined or referred to in or for the purposes of the Act have the same meanings in these Articles unless they are already defined within the Articles or the context otherwise requires,

(b) reference to a gender includes the other gender, and reference to the singular includes the plural and vice versa, and

(c) headings are for ease of reference only and shall not affect the construction or interpretation of these Articles

1 4 References in these Articles to writing shall include typewriting, priming, lithography, photography, telex and facsimile messages and other means of representing or reproducing words in a legible and non-transitory form

2 SHARE CAPITAL

The authorised share capital of the Company at the date of the adoption of these Articles is £300,000 divided into 300,000 Ordinary Shares

3 DIVIDENDS

3 1 Subject to the Board (with BNH Consent) recommending payment of the same and, unless prohibited from paying dividends under the Act or pursuant to the BNH Loan Agreement, the Company shall, with a resolution of the Board or a resolution or declaration of the Company in general meeting, notwithstanding anything contained in Regulations 102 to 105 of Table A (inclusive) and before the application of any profits to reserve or for any other purpose, apply any profits available for distribution in respect of any Financial Year to holders of Ordinary Shares

3 2 In Regulation 103 of Table A, the words from "If the share capital is divided" to the end of the Regulation shall be deleted.

4 RETURN OF CAPITAL

On a return of capital on liquidation or capital reduction or otherwise (except in the case of the redemption of Shares or the purchase by the Company of its own Shares), the surplus assets of the Company available for distribution among the Members shall be applied in paying to each Member holding Ordinary Shares an amount equal to the aggregate Issue Price of the Ordinary Shares held by him and thereafter, in distributing the balance of such assets amongst the holders of the Ordinary Shares in proportion to the Issue Price of the Ordinary Shares held by them respectively.

5 VARIATION OF RIGHTS

5 1 Whenever the capital of the Company is divided into different classes of Shares the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up with the consent in writing of the holders of more than three-fourths of the issued Shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class, but not otherwise.

5 2 Any purported variation of the rights of the Ordinary Shares otherwise than in accordance with this Article 5 shall be void and have no effect

6 PRE-EMPTION RIGHTS

Article 561 of the Companies Act 2006 is hereby disapplied

7 TRANSFER OF SHARES

7 1 General Provisions

(a) Notwithstanding any other provision in these Articles, the Board shall refuse to register the transfer of any Shares

(i) being Shares which are not fully paid, to a person of whom they do not approve,

(ii) on which the Company has a lien,

(iii) to a person who is (or whom the Board reasonably believes to be) under 18 years of age or a person who does not have (or whom the Board reasonably believes does not have) the legal capacity freely to dispose of any Shares without lien, hindrance or court order,

(iv) purported to be made otherwise than in accordance with or as permitted by these Articles,

(v) unless the proposed transferee has entered into a Deed of Adherence,

(vi) to any person who, in the opinion of the BNH Director(s), or, if none is/are appointed, in the opinion of the Majority Shareholders, is carrying on business directly or indirectly in competition with the Company or any Group Company, except this restriction shall not apply to any transfer of Shares

(A) pursuant to Articles 12 (Tag Along Rights) and 13 (Drag Along Rights), or

(B) to BNH

(b) The transferor of any Shares shall remain the holder of the Shares concerned until the name of the transferee is entered into the register of members in respect thereof

(c) For the purpose of these Articles the following shall be deemed (but without limitation) to be a transfer of Shares by a Member

(i) any direction (by way of renunciation or otherwise) by a Member entitled to an allotment or transfer of Shares that a Share be allotted or issued or transferred to some person other than himself, or

(ii) any sale or any other disposition of any legal or equitable interest in a Share or the granting of any mortgage or charge or any other security interest over any Share and whether or not for consideration or otherwise and whether or not effected by an instrument in writing

(d) For the purpose of ensuring that

(i) a transfer of Shares is duly authorised hereunder,

(ii) no circumstances have arisen whereby a Transfer Notice is required to be given hereunder, or

(iii) no circumstances have arisen whereby the tag along provisions are required to be or ought to have been triggered pursuant to Article 12,

the Board and/or the BNH Director(s) may from time to time require any Member or the legal personal representatives of any deceased Member or any person named as transferee in any transfer lodged for registration to furnish to the Company such information and evidence as the Board and/or the BNH Director(s) may think fit regarding any matter which they deem relevant to such purpose including (but not limited to) the names and addresses and interests of all persons respectively having interests in the Shares from time to time registered in the Members name Failing such information or evidence being furnished to the satisfaction of the Board and/or the BNH Director(s) within 20 Business Days after request the Board (unless otherwise agreed by the BNH Director(s)) shall refuse to register the transfer in question or (in case no transfer is in question) or require by notice in writing that a Transfer Notice be given in respect of the Shares concerned If such information or evidence discloses that a Transfer Notice ought to have been given in respect of any Shares the Board and/or the BNH Director(s) may by notice in writing require that a Transfer Notice be given in respect of the Shares concerned. Any such notice shall be binding upon the Members concerned who shall be bound to give a Transfer Notice in respect of the Shares concerned forthwith upon receipt of the said notice from the Board

(e) A Transfer Notice shall be deemed to be given (if not actually given) at the expiry of 5 Business Days after the Board has required the same to be given pursuant to Article 7 1(d) and the provisions of these Articles relating to Transfer Notices shall take effect accordingly

(f) A Transfer Notice given or deemed to be given pursuant to this Article or Article 11 shall not be capable of revocation (except with the written approval of the Board) nor may it specify that unless all relevant Shares are sold by the Company pursuant to the Transfer Notice, none shall be so sold Subject as provided to the contrary in this Article or Article 11, the provisions of Article 9 shall apply to any Transfer Notice given or deemed to be given under or pursuant to this Article or Article 11

(g) In any case where a Member (or his personal representatives) has or have been required to give or has or have been deemed to have given a Transfer Notice pursuant to the provisions of this Article or Article 11 and subsequently

becomes the holder of further Shares by virtue of the holding of any Shares comprised in such Transfer Notice (whether by way of rights or bonus issue conversion, transfer or otherwise howsoever) the Board may at any time thereafter determine in its absolute discretion that he (or his personal representatives) as appropriate shall be deemed to have a served a Transfer Notice pursuant to this Article or Article 11 (as appropriate) in respect of such further Shares.

7 2 The Directors shall not refuse to register any transfer of shares to a bank or financial institution in connection with the granting to such bank or financial institution of a charge or other security interest over shares, or in connection with the enforcement of such charge or other security interest

8 PERMITTED TRANSFERS

8 1 Definitions

For the purposes of this Article and Articles 9 and 11

(a) "**family member**" means, in relation to any Member, any of his spouse (or widow or widower), children and grandchildren (including step and adopted children and grandchildren),

(b) "**family trust**" means, in relation to a Member, a trust which does not permit any of the settled property or the income from it to be applied otherwise than for the benefit of that Member or any of his family members and under which no power of control over the voting powers conferred by any Shares the subject of the trust is capable of being exercised by, or being subject to the consent of, any person other than the trustees or such Member or any of his family members,

(c) "**a member of the same group**" means, in relation to a body corporate, any other body corporate which is for the time being a holding company of that body corporate or a subsidiary of that body corporate or a subsidiary of any holding company of which that body corporate is also a subsidiary

8 2 Transfers to family trusts

(a) Subject to Articles 8 2(b) to 8 2(d), any Member who is an individual may at any time transfer up to 50% (fifty per cent) in aggregate of his Shares to a person shown to the reasonable satisfaction of the Board (with the approval of the BNH Director(s)) (such approval not to be unreasonably withheld or delayed) to be the trustees of a family trust.

(b) Subject to Article 8 2(d), no Shares shall be transferred under Article 8 2(a) by any person who previously acquired those Shares by way of transfer under Article 8 2(a).

(c) No transfer of Shares shall be made by a Member under Article 8 2(a)

(i) unless the Board (with BNH Consent, BNH acting reasonably and promptly) is satisfied

(A) with the terms of the instrument constituting the relevant family trust and in particular with the powers of the trustees,

(B) with the identity of the trustees and the procedures for the appointment and removal of trustees,

(C) with the restrictions on changes in the terms of the trust instrument and on distributions by the trustees,

(D) that none of the costs incurred in establishing or maintaining the relevant family trust will be payable by any Group Company, and

(ii) unless the aggregate number of Shares remaining to be held by that Member following that transfer exceeds the aggregate number of Shares held (or to be held) by that Member's family trusts

(d) Where Shares are held by trustees under a family trust

(i) those Shares may, on any change of trustees, be transferred by those trustees to any new trustee of that family trust whose identity has BNH Consent (BNH acting reasonably and promptly),

(ii) those Shares may at any time be transferred by those trustees to the Member, as the settlor of that trust, or to any other family member to whom the Member could have transferred them under this Article 8 2 if he had remained the holder of them, and

(iii) if any of those Shares cease to be held under a family trust for any other reason, the trustees shall give a Transfer Notice within 10 Business Days in respect of all the Shares then held by those trustees.

8.3 **Transfers within groups of companies**

(a) Any Member which is a body corporate may at any time transfer any Shares held by it to a member of the same group

(b) Where Shares have been transferred under Article 8.3(a) (whether directly or by a series of such transfers) from a Member ("Transferor", which expression shall not include a second or subsequent transferor in such a series of transfers) to a member of the same group as the Transferor ("Transferee") and subsequently the Transferee ceases to be a member of the same group as the Transferor, the Transferee shall forthwith transfer all the Shares held by it to the Transferor, for such consideration as they agree, within 10 Business Days of the cessation, or, failing such transfer within that period, shall during the remainder of the 15 Business Day period after the cessation, give a Transfer Notice in respect of all of the Shares then held by the Transferee

9 VOLUNTARY TRANSFERS

9 1 **Transfer Notice**

(a) Any Member who wishes to sell or transfer Shares or any beneficial interest therein (the "**Seller**") otherwise than by means of a Permitted Transfer and save as provided in Article 11 (Compulsory Transfers) or where Articles 12 (Tag Along Rights) or 13 (Drag Along Rights) apply shall give a written notice (a "**Transfer Notice**") to the Company specifying

(i) the number of Shares which he wishes to sell or transfer (the "**Sale Shares**"),

(ii) the name of any third party to whom he proposes to sell or transfer the Sale Shares (if any),

(iii) the price per Share at which he wishes to sell or transfer the Sale Shares,

(iv) any other terms relating to the transfer of the Sale Shares which are not prohibited by these Articles including the date from which dividends on the Sale Shares shall accrue to the purchaser of such Sale Shares, and

(v) whether it is conditional upon all and not part only of the Sale Shares comprised in the Transfer Notice being sold or offered (a "**Total Transfer Condition**")

provided that save as otherwise agreed by the Members no Transfer Notice under this Article 9 1 may be given prior to 1 November 2014

(b) Each Transfer Notice shall

(i) relate to one class of Shares only,

(ii) constitute the Company as the agent of the Seller for the sale of the Sale Shares on the terms of this Article 9,

(iii) save as provided n Article 9.3, be irrevocable.

9 2 **Sale Price**

The price per share ("**Sale Price**") at which the Sale Shares shall be offered for purchase in accordance with this Article 9 shall be

(a) the price stated in the Transfer Notice if agreed by the Board (with BNH Consent), or

(b) in the absence of agreement by the Board (with BNH Consent) such other price as may be agreed between the Board and the Seller, or

(c) in the absence of such agreement, the lower of the price specified in the Transfer Notice and the Market Value as determined in accordance with Article 10

9 3 **Revocation of Transfer Notice**

A Transfer Notice once given shall not be capable of withdrawal without BNH Consent provided that where the Seller has served (as opposed to being deemed to have served) a Transfer Notice and the Market Value is either less than the price specified in the Transfer Notice or, if no price was specified, is otherwise not acceptable to the Seller, the Seller shall be entitled to withdraw such Transfer Notice The Seller shall be obliged to accept the Market Value or reject the same and withdraw the Transfer Notice within 15 Business Days of having been notified of the Market Value in writing If he fails so to do, the Seller shall be deemed to have accepted the same and the Transfer Notice may not subsequently be withdrawn without BNH Consent.

9.4 **Offer Notice**

(a) Not later than 10 Business Days after the first receipt by the Company of a Transfer Notice the Company shall give notice (an "**Offer Notice**") in writing to each of the Members who are on the register of members at the close of business on the date that the Transfer Notice is received by the Company (other than the Seller or any other Member who has served or who is deemed to have served a Transfer Notice which is still outstanding) (a "**Relevant Member**") informing them that the Sale Shares are available and of the Sale Price and shall invite him to state in writing within 30 Business Days from the date of the said notice (which date shall be specified therein) whether he is willing to purchase any and, if so, how many of the Sale Shares

(b) An Offer Notice shall

(i) specify the Sale Price,

(ii) expire 30 Business Days after its service,

(iii) contain the other details included in the Transfer Notice, and

(iv) invite the relevant Members to apply in writing, before expiry of the Offer Notice, to purchase Sale Shares

(c) Sale Shares shall be treated as offered in the first instance to BNH and, to the extent not accepted by BNH, to all Members other than the Seller, but no Share shall be treated as offered to any Member who is then bound to give a Transfer Notice or is deemed to have given a Transfer Notice in relation to which the procedures in these Articles have not yet been completed.

(d) After the expiry date of the Offer Notice, the Board shall allocate the Sale Shares in accordance with the provisions of Article 9 4(c) in accordance with the applications received, subject to the other provisions of these Articles, **SAVE THAT**

(i) if there are applications from any class of Members for more than the total number of Sale Shares available for that class of Members, they shall be allocated to those applicants in proportion (as nearly as possible but without allocating to any Member more Sale Shares than

the maximum number applied for by him) to the number of Shares of the relevant class then held by them respectively, and

(ii) if it is not possible to allocate Sale Shares without involving fractions, those fractions shall be aggregated and allocated amongst the applicants of the relevant class in such manner as the Board thinks fit

(e) The Board shall, within 5 Business Days after the expiry date of the Offer Notice, give notice in writing (a "**Sale Notice**") to the Seller and to each person to whom Sale Shares have been allocated (each a "**Purchaser**") specifying the name and address of each Purchaser, the number of Sale Shares allocated to him, the aggregate price payable for them, and the time for completion of each sale and purchase.

(f) Completion of a sale and purchase of Sale Shares pursuant to a Sale Notice shall take place at the registered office of the Company at the time specified in the Sale Notice (being not less than 5 Business Days nor more than 20 Business Days after the expiry date of the Offer Notice, unless agreed otherwise in relation to any sale and purchase by both the Seller and the Purchaser concerned) when the Seller shall, upon payment to him by a Purchaser of the Sale Price in respect of the Sale Shares allocated to that Purchaser, transfer those Sale Shares and deliver the relative share certificates to that Purchaser.

(g) The Seller may, during the period falling between 5 Business Days and 20 Business Days after the expiry date of the Offer Notice, sell any Sale Shares for which a Sale Notice has not been given by way of bona fide sale to the proposed transferee (if any) named in the Transfer Notice at any price per Sale Share which is not less than the Sale Price, without any deduction, rebate or allowance to the proposed transferee, **PROVIDED THAT**

(i) the Board shall refuse registration of the proposed transferee if he falls within a category to whom transfers are not permitted under Article 7, and

(ii) if the Transfer Notice contained a Total Transfer Condition, the Seller shall not be entitled then to sell only some of the Sale Shares under this Article 9, save with BNH Consent,

(iii) If a Seller fails to transfer any Sale Shares when required pursuant to this Article 9, the Board may authorise any person (who shall be deemed to be the attorney of the Seller for the purpose) to execute the necessary transfer of such Sale Shares and deliver it on the Seller's behalf The Company may receive the purchase money for the Sale Shares from the Purchaser and shall, upon receipt of the duly stamped transfer, register the Purchaser as the holder of those Sale Shares. The Company shall hold the purchase money in a separate bank account on trust for the Seller but shall not be bound to earn or pay interest on any money so held The Company's receipt for the purchase money shall be a good discharge to the Purchaser (who shall not be concerned to see to the application of it) After the name of the Purchaser has been

entered in the register of members in purported exercise of the power conferred by this Article 9, the validity of that exercise shall not be questioned by any person

10 MARKET VALUE

10 1 In the event that it is necessary to establish the market value of Ordinary Shares, the following provisions shall apply

(a) The market value shall be determined on the application of the Board (with BNH Consent) by the Valuers acting as experts and not as arbitrators and their determination shall be final and binding The costs of the Valuers shall be payable by the Company unless the Board (with BNH Consent) has offered a price for the Shares which has not been accepted by the Seller and the market value is determined to be equal to or less than that price, in which case, the costs of the Valuers shall be borne by the Seller

(b) The market value shall be determined by the Valuers first valuing the Company as a whole

(i) assuming, if the Company is then carrying on business as a going concern, that it will continue to do so,

(ii) assuming that the entire issued share capital of the Company is being sold as between a willing buyer and a willing seller by arm's length private treaty for cash payable in full on completion,

(iii) taking account of any Shares which may be allotted pursuant to options which have been issued by the Company and which are still outstanding,

(iv) taking account of any bona fide offer for the Company received from an unconnected third party within six months of the Transfer Notice being served or decried to have been served, and

(v) recognising that the Company is a private company

(c) Having valued the Company as a whole, the Valuers shall' determine the market value of the Shares concerned

(i) having deducted from the value of the Company as a whole (if not already taken into account when valuing the Company as a whole) any amounts owing to BNH (whether in respect of inter company loans or arrears or accruals of interest or otherwise),

(ii) without having regard to the rights and restrictions attached to the Shares concerned in respect of income and capital, and

(iii) without applying a discount to a minority holding

11 COMPULSORY TRANSFERS

(a) For the purpose of this Article

(i) **"Leaver"** means any person who is at the date of adoption of these Articles or who later becomes an employee and/or director and/or consultant of any Group Company and who subsequently ceases to be so employed or engaged and does not continue in any such capacity for any reason whatsoever (including death, bankruptcy or as a result of a Group Company ceasing to be a subsidiary of the Company). For the purposes of this paragraph, such a person will cease to be an employee and/or director and/or consultant of a Group Company on the Cessation Date.

(ii) **"Leaver's Shares"** means at the date a person becomes a Leaver

(A) Shares held by the Leaver, and

(B) Shares which have been transferred by the Leaver in accordance with Article 8.2 above together with any Shares which have been allotted in respect of such transferred Shares (together the **"Transferred Shares"**),

(iii) **"Good Leaver"** is a Leaver where

(a) the relevant Cessation Date occurs at any time after 31 October 2014,

(b) they are a Leaver at any time after the third anniversary of the date of the adoption of these Articles by reason of death, permanent incapacity or ill health,

(c) the Board (with BNH Consent) resolves that such person is to be categorised as a Good Leaver and is required to sell his Shares pursuant to Article 11 (c),

(d) the Board (with BNH Consent) resolves that such person is to be categorised as a Good Leaver and is not required to sell his Shares,

(e) they have been dismissed by the Company by notice in writing, save in circumstances where

(i) such notice has been issued by the Company in respect of a dismissal on grounds of capability or conduct, and

(ii) in respect of such a dismissal arising as a result of (i) above the Company has complied with the terms of the Company's disciplinary procedures relating to conduct or capability, or if none, the steps of the statutory disciplinary and dismissal procedure provided always that in connection with any procedure or

consideration by the Company of a Leaver's capability and any dismissal connected therewith, his capability for the entire period since the date of the Leaver being entered into the Company's register of members until the completion of such procedures shall always be taken into consideration in assessing whether such Leaver has performed to the levels which can reasonably be expected of him in his role under his service agreement with the Company, or

(f) they have been dismissed by the Company in circumstances that are determined by an employment tribunal or court to be or amount to wrongful dismissal, constructive dismissal or unfair dismissal

(iv) "**Bad Leaver**" is a Leaver who is not classified as a Good Leaver,

(b) Upon a person becoming a Bad Leaver

(i) unless the Board (with BNH Consent) otherwise resolves, any Transfer Notice previously issued or deemed issued in relation to the Leaver's Shares shall immediately be cancelled (unless all the Shares subject to it have already been sold) and no further Transfer Notice shall be issued or deemed to be issued in respect of the Leaver's Shares (except under Article 11(b)(ii) below), and

(ii) unless the Board (with BNH Consent) otherwise resolves within 60 Business Days following the date on which that person becomes a Leaver, the Leaver and each person holding any such Leaver's Shares shall be deemed to have issued a Transfer Notice in respect of all the Leaver's Shares on the date on which such 60 Business Day period expires at a Sale Price which shall be the Issue Price or Market Value, if lower

(c) Upon a person becoming a Good Leaver under Article 11(a)(iii) (a), (b), (c), (e) or (f)

(i) the provisions of Article 11(b)(i) shall apply mutatis mutandis, and

(ii) the provisions of Article 11(b)(ii) shall apply mutatis mutandis, except that the Sale Price shall be Market Value

(d) In Article 11(c) the Market Value shall be calculated as at the Cessation Date, provided that in any particular case, the Board may (with BNH Consent) agree with the transferor some other price other than the Market Value

(e) Unless the Board (with BNH Consent) shall have passed a resolution under Article 11(b)(i) above, none of the Bad Leaver's Shares shall, until transferred in accordance with this Article 11, entitle the transferor of such Shares to receive notice of, attend or vote at any general meeting of the Company and such Shares shall not be counted in determining the total number of votes

which may be cast at any such meeting or for the purposes of a written resolution of any Members PROVIDED THAT all Shares so disenfranchised shall on a transfer in accordance with this Article be re-enfranchised

12 TAG ALONG RIGHTS

With the exception of transfers of Shares pursuant to Article 8 (Permitted Transfers), no transfer of Shares by the proposed transferor(s) ("**Seller**") which would result, if made and registered, in a person or persons Acting in Concert obtaining or increasing a Controlling Interest, will be made or registered unless before the transfer is made, the proposed transferee(s) ("**Buyer**") make(s) a written offer (open for acceptance in England for a period of at least 30 days from its delivery, which shall be made by personal delivery or courier to each of the Members at his registered address) to all the Members to purchase all the Shares then in issue (at the same time and on the same terms and conditions for each Member) at a price per Share not less than the price per Share offered to the Seller No Member (including the Seller) shall complete any sale of shares to the Buyer unless the Buyer completes the purchase of all the Shares agreed to be sold simultaneously

13 DRAG ALONG RIGHTS

13 1 Notwithstanding any other provisions of these Articles, any Member or Members who, alone or together, holds or hold 75 per cent or more in nominal value of the issued Shares ("**Calling Members**") shall have the right at any time to require all other Members ("**Recipient Member(s)**") by notice in writing to them ("**Call Notice**") to sell all of the Shares held by the Recipient Members to any person ("**Purchaser**") to whom the Calling Members propose to sell all of its or their Shares provided that

(a) the terms and conditions applying to the sale of the Shares of the Calling Members and the Recipient Member are set out in reasonable detail in, or in one or more attachments to, the Call Notice,

(b) the terms and conditions applying to the sale of the Shares held by each of the Recipient Members shall be the same or no less favourable than the terms and conditions applying to the sale of the Shares held by the Calling Members,

(c) the Purchaser is a bona fide arm's length purchaser who is not an associate (as that term is defined in section 435 of the Insolvency Act 1986) of any of the Calling Members, and

(d) a Recipient Member shall only be required to accept a Call Notice if the consideration for the Recipient Member's Shares payable by the Purchaser is wholly in cash or a mixture of cash and shares in a company listed on a Recognised Investment Exchange

13 2 Subject to compliance with Article 13 1, if a Call Notice is served all the Members shall be bound to proceed with the sale of their Shares on the terms and subject to the conditions notified in the Call Notice

13 3 No Members shall complete any sale of Shares to the Purchaser unless the Purchaser completes the purchase of all the Shares required to be sold simultaneously

13.4 If any Recipient Member fails to agree to sell or complete the sale of or make any required election in respect of any sale of any Shares as he is bound to do in accordance with this Article, the Calling Members may authorise some person (who is (as security for the performance of the defaulting Member's obligations) irrevocably and unconditionaly appointed as the attorney of the defaulting Recipient Member for the purpose) to execute all necessary agreements, deeds and other documents necessary to give effect to the sale on the terms and conditions notified in the Call Notice, to make any such election on his behalf (in such manner as the attorney in his absolute discretion shall think fit) and to execute the necessary instrument of transfer of his Shares and may deliver such transfer on his behalf and the Company may receive the purchase consideration and shall upon receipt of such consideration (subject to such instrument being stamped with any required stamp duty) cause the transferee to be registered as the holder of the Shares being transferred and shall hold such purchase consideration on behalf of the defaulting Recipient Member The Company shall not be bound to earn or pay interest on any purchase consideration so held and shall not deliver such purchase consideration to any defaulting Recipient Member until he shall have delivered his share certificates (or an appropriate indemnity in respect of any lost certificates) to the Company The receipt of the Company for such purchase consideration shall be a good discharge to the transferee who shall not be bound to see to the application of such money, and after the name of the transferee has been entered in the register of shareholders in purported exercise of such power the validity of the proceedings shall be unchallengeable

13 5 For the purposes of this Article 13, a 'sale' shall include a disposal of Shares where the consideration is to be provided wholly or partly in securities or any other non-cash consideration and the expressions 'sell', 'purchase' and 'purchaser' shall be construed accordingly

14 GENERAL MEETINGS

14.1 No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business Three persons, being Members present in person or by proxy or a duly authorised representative of a corporation shall be a quorum at any general meeting. Notwithstanding the foregoing and so long as BNH remains a Shareholder, there shall be no quorum unless BNH shall be present in person or by proxy or by duly authorised representative of BNH. If no such quorum is so present then the meeting shall stand adjourned for a period of not less than 5 Business Days to such time and place as the Board shall agree and notify to the Members. If no such quorum is so present at the adjourned meeting then subject to the foregoing provisions of this Article the Members then present in person or by proxy or by duly authorised representatives shall constitute a quorum.

14 2 With respect to any resolution in writing, in the case of a corporation which holds any Shares, the signature of any director or the company secretary thereof shall be deemed to be a signature of the corporation which holds Shares

14 3 All business shall be deemed special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting, with the

exception of the consideration of the audited accounts and the reports of the Directors and the Auditors and the appointment and fixing of the remuneration of the Auditors

14 4 The instrument appointing a proxy shall be effective if such appointment is brought to the attention of the chairman of the meeting at any time prior to the taking of any vote (whether on a show of hands or on a poll) including after the commencement of the meeting A proxy shall be entitled to vote on a show of hands

14 5 The chairman of the meeting shall not be entitled to exercise any second or casting vote

14 6 A Director shall not be required to hold any share qualification, but nevertheless shall be entitled to attend and speak at any general meeting of the Company

15 NUMBER OF DIRECTORS

The minimum number of directors (other than any BNH Director(s)) shall be two The number of Directors shall not be subject to any maximum

16 BNH DIRECTOR AND CHAIRMAN

16 1 Save as otherwise agreed by the Members, BNH may at any time and on more than one occasion appoint any person or persons to be a BNH Director or Directors and at any time and on more than one occasion remove a BNH Director from office.

16 2 Any appointment or removal of a BNH Director shall be in writing served on the Company signed by BNH and shall take effect at the time it is served on the Company or produced to a meeting of the Board, whichever is earlier Any such appointment or removal by a corporation may be signed on its behalf by its duly authorised representative

16 3 Notice of meetings of the Board shall be served on any BNH Director who is absent from the United Kingdom at the address for service of notice on BNH under the Investment Agreement

16 4 Upon written request by BNH the Company shall procure that BNH's appointed BNH Director is forthwith appointed as a director of any other Group Company

16 5 Whilst it remains a Shareholder, BNH may at any time and on more than one occasion appoint any BNH Director to be the chairman of the Board and at any time and on more than one occasion remove from the office of chairman a person so appointed. Article 16 2 shall apply to any such appointment or removal

16 6 The Majority Shareholders shall, with BNH Consent, have power to remove from office any Director who ceases to be an employee of the Company and/or ceases to hold any Shares or any one Director who was nominated (wholly or partly) by any Member who ceases to be an employee of the Company and/or ceases to hold any Shares. Any such removal shall be effected by an instrument in writing signed by the Majority Shareholders and shall take effect upon lodgement at the registered office of the Company or such later date as may be specified in the instrument.

17 ALTERNATE DIRECTORS

17 1 A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum

17 2 If an alternate director is himself a director or attends any meeting as an alternate director for more than one director, his voting rights shall be cumulative but he shall only be counted once in deciding whether a quorum is present.

18 PROCEEDINGS OF DIRECTORS

18 1 The quorum for the transaction of business of the Board shall be two Directors, one of whom shall be a BNH Director unless the BNH Director(s) has/have previously agreed otherwise in writing expressly for that purpose

18 2 Any Director or his alternate may validly participate in a meeting of the Board by conference telephone or other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting then is

18 3 Any Director may appoint any proxy to attend and vote instead of him at any meeting of the Board The appointment of a proxy shall be in writing and executed by or on behalf of the appointor and shall be in any form which is usual or which the Directors may approve

18 4 Votes may be given by any Director in person or by proxy at a meeting of the Board

18 5 Save with BNH Consent

(a) the Board shall not delegate any of its powers to a committee, and

(b) meetings of the Board shall not be held outside the United Kingdom.

18.6 The Chairman shall not have a second or casting vote at a meeting of the Board

18 7 Subject to disclosure under section 317 of the Act, a Director may vote at any meeting of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which conflicts or may conflict with the interests of the Company.

19 RETIREMENT OF DIRECTORS

Directors shall not be required to retire by rotation

20 INDEMNITY

20 1 Subject to the provisions of the Act, but without prejudice to any other indemnity to which the person concerned may otherwise be entitled, every director, alternate

director, auditor, company secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers or otherwise in relation thereto

20 2 Subject to the written consent of the BNH Director(s), the Board may exercise all the powers of the Company to purchase and maintain for every director or other officer insurance against any liability for negligence, default, breach of duty or breach of trust or any other liability which may be lawfully insured against

21 NOTICES

21 1 Any notices to be given to the Company pursuant to these Articles shall be sent to the registered office of the Company or presented at a meeting of the Board

21 2 Any notice to be given pursuant to these Articles may be given by facsimile transmission to the facsimile number maintained at the relevant address of the addressee. Such a notice shall be conclusively deemed to have been properly given at the time shown on the transmission report received by the sender

21 3 Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left